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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kuhlman Corporation of our report dated May 2, 1997 appearing in the Annual Report on Form 11-K of the Communication Cable Inc. Employees' Savings Plus Plan for the year ended October 31, 1996 and the two months ended December 31, 1996, and to all references to our firm included in this Registration Statement.


/s/ Batchelor, Tillery & Roberts, LLP
Raleigh, North Carolina
August 5, 1997